EXHIBIT 10.21
Annex 3
MANAGEMENT – [_____]

VERSO CORPORATION
PERFORMANCE INCENTIVE PLAN
NOTICE OF AMENDMENT OF MANAGEMENT STOCK UNIT AWARD
(“Amendment Notice”)

You (the “Grantee”) were granted an award of Stock Units (the “Award”), on the terms and subject to the conditions of the Plan and an award agreement between you and Verso Corporation (the “Corporation”) the Grant Date stated below (“Award Agreement”). Exhibit A to the Award Agreement provided that it would be supplemented by an amendment to the Award Agreement. The amendment attached as Exhibit A to this Amendment Notice amends the Award Agreement to set forth the conditions upon which the performance-vesting portion of the Award will vest.

Name of Grantee:    [__]
Grant Date:    [______, __, 2017]
Amendment Date:    February [____], 2018
By your signature and the Corporation’s signature below, you and the Corporation agree that the Amendment attached as Exhibit A (the “Amendment”) amends Exhibit A to your Award Agreement. Except as specifically stated in the Amendment, it does not amend or modify any provisions of the Award Agreement, all of which otherwise remain in full force and effect without modification. The Amendment is governed by the terms and conditions of the Award Agreement and the Corporation’s Performance Incentive Plan, as the same may be amended, modified or supplemented from time to time (the “Plan”), which are incorporated herein by this reference. Capitalized terms used in the Amendment are used as defined in the Award Agreement if not defined in the Amendment, or as defined in the Plan if not defined in the Award Agreement or the Amendment. You acknowledge receipt of a copy of this Amendment Notice, the Amendment, the Plan and the Prospectus for the Plan.
VERSO CORPORATION    ACCEPTED AND AGREED BY GRANTEE

By:
Kenneth D. Sawyer        Print name:
Senior Vice President of
Human Resources and Communications

{K0632492.1}    VERSOLAW
PHK 20170128.1

MANAGEMENT – [_____]    EXHIBIT A

VERSO CORPORATION
PERFORMANCE INCENTIVE PLAN
VESTING SCHEDULE FOR PORTION OF AWARD
SUBJECT TO ACHIEVEMENT OF PERFORMANCE OBJECTIVES
General

The provisions of this Exhibit A are subject to the terms and conditions of the Amendment Notice to which this Exhibit A is attached, the Award Agreement and the Plan.

Performance Vesting

Vesting of the portion of the Award subject to the achievement of performance objectives (the “Performance Vesting Award”) will be based upon the compound annual growth rate (the “CAGR”) of the Corporation’s publicly traded voting common stock price over the three-year period from January 1, 2017 to January 1, 2020 (the “Measurement Period”) as compared to the CAGR during the Measurement Period of the publicly traded voting common stock prices of the companies in the following peer group (the “Peer Group”):
Bemis Corporation, Inc.
Cenveo, Inc.
Clearwater Paper Corporation
Domtar Corporation
Graphic Packaging Holding Corporation
Greif, Inc.
KapStone Paper and Packaging Corporation
Neenah, Inc.
P.H. Glatfelter Corporation
Packaging Corporation of America
Resolute Forest Products Inc.
Schweitzer-Mauduit International, Inc.
Sonoco Products Corporation

The CAGR of the publicly traded voting common stock of the Corporation and of each of the companies in the Peer Group will be determined by application of the following formula (the “Formula”):
Beginning Value = the closing sale price of the voting common stock on December 30, 2016 (i.e., the last trading day prior to January 1, 2017)
Ending Value = the closing sale price of the voting common stock on December 31, 2019 (i.e., the last trading day prior to January 1, 2020)
# of years = 3 (i.e., January 1, 2017 to January 1, 2020)

VERSOLAW
SJD 20180215.3 Annex 3

MANAGEMENT – [_____]    EXHIBIT A

As promptly as possible after December 31, 2019, the Administrator will apply the Formula to establish the CAGR for the stock price of the Corporation and for the stock price of each company in the Peer Group, and then will rank the Corporation and the companies in the Peer Group based on the CAGR so determined, from low to high. This ranking of the Corporation among the companies in the Peer Group will establish what portion of the Performance Vesting Award will vest, as follows:

•
If the Corporation ranks below the 50th percentile of the Peer Group, no portion of the Performance Vesting Award will vest. The Administrator will have discretion to override these results and permit vesting of some or all of the Performance Vesting Award, in its discretion.

•	If the Corporation ranks at the 50th percentile of the Peer Group, 50% of the Performance Vesting Award will vest.

•	If the Corporation ranks at the 60th percentile of the Peer Group, 100% of the Performance Vesting Award will vest.

•	If the Corporation ranks at the 70th percentile of the Peer Group, 150% percent of the Performance Vesting Award will vest.

If the Corporation ranks between any two of the aforementioned percentiles, straight-line interpolation between the two percentiles will be applied to establish the percentage of the Performance Vesting Award that will vest.

The vesting date for the portion, if any, of the Performance Vesting Award that vests will be January 1, 2020 or, if the Administrator is unable to determine on or before January 1, 2020 the portion of the Performance Vesting Award that has vested, then a date as soon thereafter as is reasonably possible for the Administrator to make such determination. The Administrator will notify, or cause the Corporation to notify, the Grantee of the portion of the Performance Vesting Award, if any, that vests and its vesting date.

If a company in the Peer Group no longer exists or no longer has publicly traded stock as of January 1, 2020, then it will be dropped from the Peer Group and will not be included in the ranking. If a company in the Peer Group engages in federal or state bankruptcy proceedings during the Measurement Period, it will be placed at the bottom of the Peer Group for purposes of the ranking, including if it dissolves or liquidates in connection with the bankruptcy proceeding. If a company existing on January 1, 2020 and having publicly traded stock has, during the Measurement Period, engaged in a merger or acquisition, modified its outstanding equity (e.g., conducted a stock split), or otherwise undergone a change that would make comparison of its publicly traded stock price as of January 1, 2020 to its publicly traded stock price as of January 1, 2017 a comparison that requires equitable adjustment to reflect the impact of such change on its stock price, then the Administrator will, in its discretion and in accordance with its authority under the Plan, make such adjustments in application of the Formula as applied to the stock of such company as the Administrator determines to be equitable.

VERSOLAW
SJD 20180215.3 Annex 3